UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 Current Report
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): October 17, 2004


                            Scottish Re Group Limited
             (Exact Name of Registrant as Specified in its Charter)


                                 Cayman Islands
                 (State or Other Jurisdiction of Incorporation)

             001-16855                                   98-0362785
      (Commission File Number)                        (I.R.S. Employer
                                                   Identification Number)

                                 (441) 295-4451
              (Registrant's Telephone Number, Including Area Code)

                P.O. Box HM 2939
    Crown House, Third Floor, 4 Par-la-Ville
                       Road
                Hamilton HM12, Bermuda                               N/A
       (Address of Principal Executive Offices)                  (Zip Code)





          (Former Name or Former Address, if Changed Since Last Report)



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Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

               On October 17, 2004, Scottish Re Group Limited (the "Company") and Scottish Re (U.S.), Inc. ("Scottish Re (U.S.)") signed an asset purchase agreement (the "Asset Purchase Agreement"), and Scottish Re Life (Bermuda) Limited ("Scottish Bermuda"), a wholly-owned subsidiary of Scottish Re (U.S.) to be formed under the laws of Bermuda and the regulations set forth in Section 953 of the Internal Revenue Code of 1986, as amended, will sign the Asset Purchase Agreement upon its formation, with Security Life of Denver Insurance Company ("SLD") and Security Life of Denver International Limited ("SLDI"), subsidiaries of ING America Insurance Holdings, Inc. ("ING"). The transaction, which is expected to close on or prior to the end of 2004 (the "Closing Date"), is subject to certain customary closing conditions.

     Pursuant to the Asset Purchase Agreement and the related transaction documents, SLD and SLDI will reinsure their individual life reinsurance business to Scottish Re (U.S.) and Scottish Bermuda on a 100% indemnity reinsurance basis. In addition, SLD and SLDI will transfer to the Company or its affiliates certain systems and operating assets of SLD and SLDI used in their individual life reinsurance business. The Company currently intends to employ certain of the existing staff of SLD and SLDI to help manage the transition and the servicing of the acquired business.

     SLD and SLDI will pay a ceding commission to the Company in the amount of approximately $560.0 million, which will be apportioned to Scottish Re (U.S.) and Scottish Bermuda in accordance with the Asset Purchase Agreement. In addition, SLD and SLDI will transfer assets backing reserves on the individual life reinsurance business of SLD and SLDI to Scottish Re (U.S.) and Scottish Bermuda. The ceding commission, net of taxes, and reserve assets will be held in trust for the benefit of SLD and SLDI to secure Scottish Re (U.S.)'s and Scottish Bermuda's liabilities on the acquired business. The ceding commission will be released from trust based on an agreed upon schedule or upon release of certain ING collateral obligations described below.

     ING will remain obligated to maintain collateral for the XXX and AXXX reserve requirements of the acquired business for the duration of such requirements. The Company will pay to ING a fee based on the face amount of the collateral provided until satisfactory alternative collateral arrangements are made.

     ING has agreed to assist with the transition of the acquired business to Scottish Re (U.S.)'s and Scottish Bermuda's systems for a fee for up to 18 months from the Closing Date. In addition, Scottish Re (U.S.) and Scottish Bermuda will provide administrative services to SLD and SLDI for the acquired business following the closing.

Cypress Securities Purchase Agreement and Related Transaction Agreements

     On October 17, 2004, the Company signed a securities purchase agreement (the "Securities Purchase Agreement") with Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant Banking II-A C.V., 55th Street Partners II (Cayman) L.P. and Cypress Side-by-Side (Cayman) L.P. (collectively, the "Cypress Entities"). Pursuant to the Securities Purchase Agreement, the Company will issue to the Cypress Entities:


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     (i)  a number of ordinary shares, par value $0.01 per share, of the Company
          (the "Ordinary Shares"), equal to 9.9% of the aggregate number of Ordinary Shares issued and outstanding on the Closing Date, taking into account such issuance;

     (ii) Class C Warrants (the "Warrants") to purchase the number of Ordinary Shares equal to the difference between (A) 19.9% of the Ordinary Shares issued and outstanding on the Closing Date (without taking into account the issuance of Ordinary Shares pursuant to clause (i) above) and (B) the number of Ordinary Shares issued to the Cypress Entities as provided in clause (i) above; and

     (iii) an aggregate principal amount of 7.00% Convertible Junior Subordinated Notes with a maturity date 30 years from issuance (the "Notes") equal to the excess of $180,000,000, over the sum of (A) the product of (1) the Purchase Price (as defined below) and (2) the number of Ordinary Shares issued to the Purchasers as provided in clause (i) above, plus (B) the product of (1) the Purchase Price and
          (2) the number of Warrants issued to the Purchasers as provided in clause (ii) above.

     The Ordinary Shares, the Warrants and the Notes to be purchased by the Cypress Entities are collectively referred to as the "Purchased Securities." The effective purchase price will be $19.375 per Ordinary Share (the "Purchase Price"), subject to an adjustment in the event that the Company's Q3 Operating Income (as defined in the Securities Purchase Agreement) is less than $19,000,000 or greater than $22,000,000. The proceeds of this financing will be used to support the business acquired from ING, and the transaction is conditioned upon the closing of the ING transaction as well as other customary closing conditions. Upon exercise of the Warrants and conversion of the Notes (which is subject to certain conditions as described below), the Cypress Entities will become the largest shareholder group of the Company.

     The Warrants will be exercisable at an exercise price equal to $0.01 per share. The number of Ordinary Shares for which the Warrants are exercisable will be subject to customary anti-dilution adjustments. The Warrants do not have voting rights and are not exercisable until (i) the Company's shareholders approve (A) certain amendments to its Articles of Association to allow the Cypress Entities to hold more than 9.9% of its issued and outstanding Ordinary Shares, and (B) the issuance of more than 20% of the Company's Ordinary Shares to the Cypress Entities, as required by New York Stock Exchange rules (the "Shareholder Proposals"), and (ii) requisite regulatory approvals have been obtained from insurance regulators in Delaware, Missouri and the United Kingdom. Notwithstanding the foregoing, the Warrants will become exercisable (i) immediately upon their transfer to an unaffiliated third party provided that such transfer complies with the ownership limitations contained in the Company's Articles of Association or (ii) to the extent the exercise thereof would not cause the Cypress Entities to own in the aggregate greater than 9.9% of the Ordinary Shares then outstanding. Upon approval of the Shareholder Proposals and the receipt of all requisite regulatory approvals, the Warrants will automatically be exercised for the applicable number of Ordinary Shares. In the event that a change of control of the Company occurs and the Warrants cannot be exercised in full for Ordinary Shares by the terms of the Company's Articles of Association or by applicable law, the holders of


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Warrants may require the Company to repurchase the unexercised Warrants pursuant to the terms specified in the Warrants.

     If the shareholders do not approve the Shareholder Proposals (a) by June 30, 2005, if the Closing Date is on or prior to December 31, 2004, or (b) if the Closing Date occurs thereafter, within 180 days following the Closing Date (a "Failed Condition"), the Company will make additional payments on the Warrants by paying cash equal to, on a per annum basis, 5% of the product of (i) the number of Ordinary Shares underlying the Warrants then held by the Cypress Entities and (ii) the Purchase Price, or, at the Company's option in lieu of cash, by issuing additional Notes with an equivalent aggregate principal amount, such payment or issuance to be made on the business day immediately following the date of occurrence of the Failed Condition, and on each six-month anniversary thereafter, until the Shareholder Proposals have been approved. In addition, until the Shareholder Proposals have been approved, the Company will make an additional payment on the Warrants equal to the dividend then currently payable on Ordinary Shares, which will be assumed to be no less than $0.20 per share per annum.

     Holders of the Notes do not have voting rights. The Notes will be unsecured obligations of the Company, subordinated to all indebtedness that does not by its terms rank pari passu or junior to the Notes, including any guarantees issued by the Company in respect of senior or senior subordinated indebtedness. The accrued but unpaid interest on the Notes will be payable in kind on December 1 and June 1 of each year, beginning June 1, 2005, by the issuance of additional Notes of the same series, having the same terms and conditions as the Notes and having a principal amount equal to the amount of such accrued and unpaid interest. However, (i) during the period following the third anniversary of the Closing Date until the tenth anniversary of the Closing Date, the Company may at its option pay any of such accrued but unpaid interest in cash in lieu of in kind, and (ii) following the tenth anniversary of the Closing Date, the Cypress Entities may at their option receive any of such accrued but unpaid interest in cash in lieu of in kind.

     Upon the approval of the Company's shareholders and the receipt of all requisite regulatory approvals, the Notes will automatically be converted into Ordinary Shares of the Company at an initial conversion price of $19.375 per Ordinary Share, subject to customary anti-dilution adjustments. If upon approval of the Shareholder Proposals the requisite regulatory approvals have not been obtained, the Notes will automatically be exchanged for additional Warrants to purchase the number of Ordinary Shares into which the Notes (including any accrued and unpaid interest through the date of conversion) were convertible. If the Company has sought approval of the Shareholder Proposals unsuccessfully at least twice, after the first anniversary of the Closing Date, the Company may redeem all (but not less than all) of the then-outstanding Notes for cash at a redemption price per share equal to the greater of (i) an amount equal to, (A) if prior to the third anniversary of the Closing Date, the initial Purchase Price paid by the Cypress Entities for the Notes, plus an amount calculated based on an annual, compounded internal rate of return equal to the Penalty Rate (described below) on such investment for the period from the Closing Date through the third anniversary thereof (applying the 19% Penalty Rate to such period), or (B) if after the third anniversary of the Closing Date, the principal amount thereof plus accrued and unpaid interest thereon through the date of repurchase, and (ii) the market value at the time of such redemption of the number of


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Ordinary Shares into which the Notes are then convertible. In the event of a change of control of the Company, the Company will be required to repurchase the Notes pursuant to the terms specified in the Notes.

     In the event of a Failed Condition, the Notes will bear interest at the Penalty Rate applied retroactively from the Closing Date until the earliest to occur of a cure of such condition, early redemption of the Notes or the maturity thereof. The "Penalty Rate" means a rate per annum equal to, (i) if a Failed Condition occurs in 2005, 15% applicable through December 31, 2005, (ii) if a Failed Condition occurs or continues in 2006, 17% through December 31, 2006 and
(iii) 19% thereafter.

     As long as the Cypress Entities continue to hold the lesser of (i) 9.9% or more of the voting power of the voting securities of the Company on an as-converted basis or (ii) 35% or more of the Purchased Securities on an as-converted basis, the Cypress Entities have the non-assignable right to appoint one director and one non-voting observer to the Company's Board of Directors. Subject to satisfaction of applicable legal criteria, this director is also entitled to be on the Company's Compensation Committee, Corporate Governance Committee and Finance and Investment Committee.

     Subject to certain limited exceptions, the Cypress Entities have agreed not to divest the Purchased Securities for a period of 12 months from the Closing Date. The Company has granted the Cypress Entities demand and piggyback registration rights as well as, subject to certain exceptions, preemptive rights. The Company has also agreed to pay the Cypress Entities an equity commitment fee and reimburse the Cypress Entities for certain reasonable out-of-pocket expenses, both of which will be payable at the closing.

     The Company, Pacific Life Insurance Company (a shareholder of the Company), and certain of the Company's officers and directors have also entered into Voting Agreements with the Cypress Entities. Under these agreements, each of the signatories has agreed to vote any Ordinary Shares held by them in favor of the Shareholder Proposals.

Other Financing Plan

     To further support the business being acquired, the Company intends to raise approximately $50.0 million in capital through the issuance of trust preferred securities by a subsidiary in a private transaction to institutional investors.



Item 3.02.        Unregistered Sales of Equity Securities.

     The Securities Purchase Agreement is described above under Item 1.01.

Item 9.01.        Financial Statements and Exhibits.

     (c) The following exhibits are furnished as part of this report:

Exhibit No.    Exhibit

10.1 Asset Purchase Agreement, dated as of October 17, 2004, by and among Security Life of Denver Insurance Company, Security Life of


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               Denver International Limited, ING America Insurance Holdings,
               Inc. (for purposes of Section 11.11), the Registrant, Scottish Re (U.S.), Inc., Scottish Annuity & Life Insurance Company (Cayman) Ltd. (for purposes of Section 5.26) and Scottish Re Life Corporation (for purposes of Section 5.24)

10.2 Securities Purchase Agreement, dated as of October 17, 2004, by and among the Registrant and Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant Banking II-A C.V., 55th Street Partners II (Cayman) L.P. and Cypress Side-by-Side (Cayman) L.P. (including form of Subordinated Note, Class C Warrant, Shareholders' Agreement and Amendments to Articles of Association)

10.3 Form of Voting Agreement, by and among Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant Banking II-A C.V., 55th Street Partners II (Cayman) L.P. and Cypress Side-by-Side (Cayman) L.P., the Registrant and, respectively, each director and each officer of the Registrant

10.4 Voting Agreement, dated as of October 15, 2004, by and among the Registrant, Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant Banking II-A C.V., 55th Street Partners II (Cayman) L.P. and Cypress Side-by-Side (Cayman) L.P. and Pacific Life Insurance Company

10.5 Letter Agreement, dated as of October 17, 2004, by and among the Registrant and Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant Banking II-A C.V., 55th Street Partners II (Cayman) L.P. and Cypress Side-by-Side (Cayman) L.P.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                SCOTTISH RE GROUP LIMITED


                                By: /s/ Paul Goldean
                                    ---------------------------------------
                                    Paul Goldean
                                    Executive Vice President and General Counsel



Dated:  October 20, 2004



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                                INDEX TO EXHIBITS

Exhibit No.    Description

10.1 Asset Purchase Agreement, dated as of October 17, 2004, by and among Security Life of Denver Insurance Company, Security Life of Denver International Limited, ING America Insurance Holdings, Inc. (for purposes of Section 11.11), the Registrant, Scottish Re (U.S.), Inc., Scottish Annuity & Life Insurance Company (Cayman) Ltd. (for purposes of Section 5.26) and Scottish Re Life Corporation (for purposes of Section 5.24)

10.2 Securities Purchase Agreement, dated as of October 17, 2004, by and among the Registrant and Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant Banking II-A C.V., 55th Street Partners II (Cayman) L.P. and Cypress Side-by-Side (Cayman) L.P. (including form of Subordinated Note, Class C Warrant, Shareholders' Agreement and Amendments to Articles of Association)

10.3 Form of Voting Agreement, by and among Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant Banking II-A C.V., 55th Street Partners II (Cayman) L.P. and Cypress Side-by-Side (Cayman) L.P., the Registrant and, respectively, each director and each officer of the Registrant

10.4 Voting Agreement, dated as of October 15, 2004, by and among the Registrant, Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant Banking II-A C.V., 55th Street Partners II (Cayman) L.P. and Cypress Side-by-Side (Cayman) L.P. and Pacific Life Insurance Company

10.5 Letter Agreement, dated as of October 17, 2004, by and among the Registrant and Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant Banking II-A C.V., 55th Street Partners II (Cayman) L.P. and Cypress Side-by-Side (Cayman) L.P.